Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated December 16, 2005 accompanying the consolidated financial statements of Energy Transfer Equity, L.P. as of August 31, 2005 and 2004 and for the years then ended, and the eleven months ended August 31, 2003, and the consolidated balance sheet of LE GP, LLC as of August 31, 2005, all included in the Registration Statement on Form S-1 of Energy Transfer Equity, L.P. (Commission File No. 333-128097) (“Earlier Registration Statement”) which are incorporated by reference in this Registration Statement on Form S-1 (“Registration Statement”) filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended. We consent to the incorporation by reference in this Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption “Experts” in the Prospectus constituting a part of the Earlier Registration Statement.

/s/ Grant Thornton LLP

Tulsa, Oklahoma

February 2, 2006